                                 Exhibit 23.1







                        CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in Post-Effective Amendment Number 1-B to Registration Statement Number 33-04320 on Form S-4 dated March 26, 1986, as supplemented and amended to date, Post-Effective Amendment Number 2-B to Registration Statement Number 33-04320 on Form S-8 to Form S-4 dated June 1, 1987, and Registration Statement Number 33-35763 on Form S-8 dated July 6, 1990, of our report dated June 27, 1996, with respect to the financial statements and schedules of the Whittaker Corporation Partnership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1995.



                                               ERNST & YOUNG LLP




Los Angeles, California
June 27, 1996